UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010

RENTECH, INC.
 (Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2010 Rentech, Inc. (the “Company”) entered into a second amendment to lease (the “Second Amendment”) with Center West (the “Landlord”). The Second Amendment amends the Company’s lease agreement with the Landlord, dated as of March 30, 2006 (the “Lease Agreement”), provides for the lease of Suites 600, 602 and 603 of the building located at 10877 Wilshire Boulevard, in Los Angeles, California (the “Office Space”) and discontinues the Company’s lease of Suites 708 and 710 (the “Existing Space”). The Second Amendment increases the total square footage leased by the Company, but the rent for the Office Space will remain the same as the current rent for the Existing Space through the first 13 months of the Second Amendment, followed by certain increases in the rent for the Office Space. The Office Space will serve as the Company’s administrative offices. The total rentable area of the Office Space is approximately 12,784 square feet. The Second Amendment extends the term of the Lease Agreement from June 14, 2010 until June 14, 2015.

A copy of the Second Amendment is filed as an exhibit to this report, and is incorporated herein by reference. The descriptions of the Second Amendment set forth above are qualified in their entirety by reference to the exhibit.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: January 26, 2010	By: /s/ Dan J. Cohrs
Dan J. Cohrs
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Second Amendment to Lease, dated January 21, 2010, by and between Rentech, Inc. and Center West.

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